EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46308 of Cherokee International, LLC on Form S-8 of our reports dated March 20, 2002 appearing in this Annual Report on Form 10-K of Cherokee International, LLC for the fiscal year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Costa Mesa, California

April 1, 2002